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                                                                   EXHIBIT 10.41







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                               EXCHANGE AGREEMENT





                                  BY AND AMONG

                             VERITAS DGC LAND, INC.

                                       AND

                           BRIGHAM EXPLORATION COMPANY





                           DATED AS OF MARCH 30, 1999



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                               EXCHANGE AGREEMENT


         This Exchange Agreement (the "Agreement") is made this 30th day of March, 1999, by and between Brigham Exploration Company ("BEXP" or the "Company") and Veritas DGC Land, Inc. ("Veritas" or the "Investor"). Certain capitalized terms not defined in the text of this Agreement are defined in Appendix A to this Agreement.

         WHEREAS, BEXP or its affiliates currently owe Veritas certain amounts for certain seismic services rendered by Veritas;

         WHEREAS, the parties hereto desire to exchange BEXP Common Stock (as defined below) for (i) all of the current payables owed to Veritas and its affiliates by Brigham Oil & Gas, L.P. ("BOG"), (ii) certain future payables and other liabilities which will be due to Veritas on or before December 31, 1999 pursuant that certain Anadarko Basin Seismic Operations Agreement II, dated April 1, 1997, by and between BOG and Veritas, as amended (the "Alliance Agreement II"), and (iii) certain future seismic processing services provided by Veritas Geoservices, Ltd. ("Veritas Geoservices"); and

         WHEREAS, each of the parties hereto is making certain representations, warranties, covenants and indemnities herein to induce the other to enter into this Agreement;

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and indemnities contained herein, BEXP and Veritas hereby agree as follows:

                                   ARTICLE I.
                             ISSUANCE OF SECURITIES

         1.1 AUTHORIZATION AND ISSUANCE OF COMMON STOCK.

         Exchange for Existing Payables. Upon execution of this Agreement, the Company will authorize the issuance and sale to the Investor, and, within fifteen (15) days of the date hereof, shall deliver to Investor certificates evidencing 918,989 shares of BEXP's common stock, par value $.01 per share (the "Common Stock"), in exchange for and in full extinguishment of $3,216,459.88 of existing payables and other liabilities, identified on Schedule 1.1 hereto, that BOG owes to Veritas and its Affiliates (including without limitation Veritas Geoservices) as of March 26, 1999, pursuant to the Alliance Agreement II, that certain Anadarko Basin Seismic Operations Agreement dated February 15, 1996 by and between BOG and Veritas' predecessor, as amended (the "Alliance Agreement I"), and any processing agreements between BOG and any Affiliates of Veritas (the "Processing Agreements"); provided that the extinguishment of such liability is conditioned upon the delivery to Investor of such shares. In the event that it is subsequently determined by mutual agreement of the parties that as of March 26, 1999, there existed payables and other liabilities that were owed to Veritas and its Affiliates under any of such agreements in excess of $3,216,459.88, the first $100,000 of such additional payables or liabilities in existence as of March 26, 1999, shall be paid for by the Company using shares of the Common Stock (using a value of $3.50 per share), such shares to be delivered within thirty (30) days of the date that the parties mutually agree on the existence and amount of such additional payable or liability. Any remaining payables or liabilities shall be paid for by the Company in cash according to Veritas standard payment terms, net thirty (30) days. Interest shall accrue at ten percent (10%) per annum on all balances (other than those exchanged for common stock as provided herein) due for more than fifteen (15) days after the original thirty (30) days.

         1.2 ADDITIONAL CONSIDERATION.

                  (A) Stock Exchange for Additional Alliance Agreement II Payables. In addition to the exchange described in Section 1.1 above, on the date hereof, the Company shall issue to Investor, and Investor shall purchase, 83,876 shares of the Common Stock as payment for an additional $293,566 in payables and liabilities for services already performed by Investor under and pursuant to the Alliance Agreement II. The delivery of these shares will extinguish BEXP's and BOG's obligation to pay such additional $293,566 of payables under the Alliance Agreement II. Any additional payables and liabilities, other than those extinguished through the issuance of the Common Stock pursuant to this Section 1.2(A), that become due and payable under the Alliance Agreement II on or after March 26, 1999, are to be paid to the Investor in cash in accordance with the terms of the Alliance Agreement II; provided that any such amounts that remain due and payable for fifteen (15) days after such amounts are due under the Alliance Agreement II shall bear interest at ten percent (10%) per annum.

                  (B) Payment for Future Seismic Processing Services. In addition to the exchanges described in Sections 1.1 and 1.2(A), to the extent Veritas Geoservices performs or has performed additional seismic processing services which have not been invoiced to BOG prior to March 26, 1999, the Investor will invoice the Company for such services according to its standard billing practices, and the Company will be obligated to pay those invoices that it receives during each calendar quarter or prior to the tenth day after the end of such quarter, in cash within thirty (30) days from the end of each calendar quarter, and any amounts that remain due and payable for forty-five (45) days after the end of each quarter shall bear interest at ten percent (10%) per annum; provided, however, that if the Company has not paid such amounts within fifteen (15) days after the end of each quarter, the Company must pay such amounts with shares of the Common Stock (deemed to be valued at $3.50 per share) which shares shall be issued within thirty (30) days of the end of the Calendar Quarter. The Company's obligation to pay such liabilities using the Common Stock shall only apply to the first $1 million of such liabilities, and shall only apply to seismic processing services provided by Veritas Geoservices during calendar year 1999.

         1.3 CLOSING. The closing (the "Closing") of the transactions provided for in this Agreement shall take place at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, Houston, Texas. The Closing shall take place on March 30, 1998 (the "Closing Date"), or at such other time and place as the parties hereto shall mutually agree. Except as specifically provided herein, failure to consummate the purchases and sales provided for in this Agreement on the date and


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time and at the place determined pursuant to this Section 1.3 shall not result in the termination of this Agreement, and shall not relieve any parties to this Agreement of any obligation hereunder.

         1.4 CROSS RECEIPT. Upon delivery of Common Stock hereunder, the Company and the Investor shall each execute and deliver a cross receipt acknowledging the extinguishment of BEXP's debt (to the extent provided herein) and the receipt of the Common Stock, respectively.

         1.5 OTHER DOCUMENTS TO BE DELIVERED ON THE CLOSING DATE. The Company shall deliver to the Investor the following at the Closing (or as otherwise indicated below):

                           (A) Certificates representing the shares of Common Stock purchased by the Investor pursuant hereto, including as described in Sections 1.1 and 1.2(A) and (B) (to be delivered as promptly as practicable, but no later than fifteen (15) days after the Closing Date;

                           (B) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

                           (C) Certificates, as of a date that is within five
         (5) days of the Closing, as to the corporate good standing of the Company, issued by the Secretary of State of the State of Delaware;

                           (D) A certificate of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the Organizational Documents of the Company;

                           (E) Executed copy of this Agreement.

                                   ARTICLE II.
                         REPRESENTATIONS OF THE COMPANY

         The Company represents and warrants to the Investor as follows:

         2.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Company is a Company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified as a foreign Company to do business and is in good standing in each other jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.




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         2.2 CAPITALIZATION.

                           (A) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $0.01 per share, 13,306,206 shares of which are issued and outstanding, and 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. All such issued shares have been duly issued in accordance with applicable laws, including federal and state securities laws. All of the outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All dividends and other distributions declared with respect to the issued and outstanding shares of the capital stock of the Company have been paid or distributed.

                           (B) The certificates representing the Common Stock to be delivered to the Investor pursuant hereto, both at the Closing and otherwise, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine. The stock certificates, endorsements, stock powers and other documents to be delivered to the Investor on the Closing Date or subsequent thereto will transfer to and vest in the Investor good, valid and indefeasible title to the Common Stock to be issued hereunder, free and clear of any adverse claims of any other person, including without limitation any Encumbrance.

                           (C) No stock transfer taxes or other similar taxes are or will be required to be paid by the Investor with respect to the transfer of any of the Common Stock as provided herein.

                           (D) Except as provided in clause (A) above, the SEC Filings (as defined herein) or on Schedule 2.2, as of the Closing Date and except for (i) warrants to purchase an aggregate of 1,000,000 shares of Common Stock issued to Joint Energy Development II Limited Partnership and Enron Capital & Trade Resources Corp. and (ii) options to purchase an aggregate of 1,194,654 shares of Common Stock under the Company's 1997 Incentive Plan, there will be no outstanding

                           (1) shares of Common Stock or Preferred Stock ("Capital Stock") or voting securities of the Company;

                           (2) securities of the Company convertible into or exchangeable for shares of Capital Stock or voting securities of the Company; or

                           (3) options or other rights to acquire from the Company, or other obligations of the Company to issue, any Capital Stock, voting securities, or securities convertible into or exchangeable for Capital Stock or voting securities of the Company.

                           (E) There are no outstanding obligations of the Company to repurchase, redeem, or otherwise acquire any existing securities of the Company.



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         2.3 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency and other similar laws now or hereafter affecting the enforcement of the rights of creditors generally and (ii) general principles of equity.

         2.4 SECURITIES FILINGS.

                           (A) The Company and each Subsidiary has filed all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the "SEC"; such forms, reports, and documents, the "SEC Filings") since it was first required to make such filings. The SEC Filings:

                           (1) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as applicable; and

                           (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (B) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Filings has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly represents the financial position of the Company and its Subsidiaries as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited financials were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                           (C) For purposes hereof, "SEC Filings" shall include the draft Annual Report Form 10-K for the fiscal year ended December 31, 1998, together with all Exhibits being filed therewith, excluding exhibits regarding Enron or its affiliates previously filed in draft form with the Company's Registration Statement declared effective in August, 1998, attached hereto as Schedule 2.4 (the "Draft 1998 10-K").



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         2.5 NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by the Company or any Subsidiary with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws or other Organizational Document of the Company or any Subsidiary, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent or other action by any Person as a result of, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, pledge agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound, or (iii) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Company or any Subsidiary.

         2.6 GOVERNMENTAL CONSENTS. None of the circumstances in connection with the offer, issue, sale or delivery of the Common Stock or the execution and delivery of this Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with any Governmental Authority on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Common Stock.

         2.7 NON-CONTRAVENTION. Except for exceptions that do not have a Material Adverse Effect on the Company or any Subsidiary, neither the Company nor any Subsidiary is in breach of, default under, or in violation of any applicable law, decree, order, rule or regulation, or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation to which it is a party or by which it is bound or to which any of its assets are subject, the execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Common Stock and other documents will not constitute any such breach, default or violation or require consent or approval of any court or Governmental Authority except as contemplated herein.

         2.8 FINANCIAL STATEMENTS. The audited and unaudited consolidated financial statements, together with the notes thereto, the Company included (or incorporated by reference) in the SEC Filings fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial positions for the periods then ended in accordance with GAAP (except as stated in such financial statements, including the related notes, and except that the quarterly financial statements do not contain all the footnote disclosures required by
GAAP), subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and any other adjustments described therein. The information in the Draft 1998 10-K, when read together with the information included in this Agreement and the schedules and exhibits hereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has provided the Investor with a copy of each document which is of the character of document which would otherwise be required to be filed by the Company with the SEC as an exhibit (other than financial statements, financial exhibits or financial schedules) to any Annual Report on



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Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K required to be filed by the Company under the Exchange Act, if filed with respect to a period ending on the date hereof, which has not been previously filed or incorporated by reference in the SEC Filings or which is not referred to in the Schedules hereto.

         2.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Filings or Schedule 2.9, since December 31, 1998, there has not been (a) any material adverse change in the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (b) in the case of the Company, any declaration setting aside or payment of any dividend or other distribution with respect to its Capital Stock, or (c) any material change by the Company in accounting principles or methods.

         2.10 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Company or any Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

         2.11 EXEMPTION FROM REGISTRATION. Based in part on the representations of the Investor herein, the offer, sale and delivery of the Common Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act and all applicable state securities laws.

         2.12 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                           (A) liabilities provided for in the consolidated financial statements of the Company included in the Draft 1998 10-K, or disclosed in the notes thereto;

                           (B) liabilities disclosed on any of the Schedules attached hereto; and

                           (C) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company or any Subsidiaries considered as a whole.

         2.13 DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Investor by or on behalf of the Company in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact regarding the Company or any Subsidiary known to the Company or any Subsidiary which the Company or any Subsidiary reasonably believes will materially and adversely affect the business or financial condition of the Company or any Subsidiary, which heretofore has not been set forth in this Agreement or in the other documents, certificates and written statements furnished or otherwise provided in writing to the Investor by or on behalf of the Company or any Subsidiary prior to the date hereof in connection



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with the transactions contemplated hereby. All information previously provided, or to be provided to Investor, and all Schedules contemplated hereby are, or shall be, respectively, true, accurate and complete in all material respects.


                                  ARTICLE III.
                         REPRESENTATIONS OF THE INVESTOR

         The Investor represents and warrants to the Company as follows:

         3.1 ORGANIZATION AND EXISTENCE. The Investor is a Company duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to carry on its business as now being conducted.

         3.2 AUTHORITY. The Investor has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Investor, and no other proceedings on the part of the Investor are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, subject to (i) bankruptcy, insolvency and other similar laws now or hereafter affecting the enforcement of the rights of creditors generally and (ii) general principles of equity.

         3.3 NO VIOLATION. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Investor with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Investor, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, pledge agreement or other instrument or obligation to which the Investor is a party or by which such Investor may be bound, or
(iii) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Investor.

         3.4 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of such Investor in connection with this Agreement or the transaction contemplated hereby, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transaction contemplated hereby.




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         3.5 INVESTMENT INTENT. The Investor represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Common Stock hereunder for the purpose of evaluating the proposed acquisition of the Common Stock.

                  (A) The Investor is acquiring the Common Stock hereunder solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and Investor has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else any of the Common Stock; and Investor has no present plans or intentions to enter into any such contract, undertaking or arrangement.

                  (B) The Investor acknowledges and understands that (i) no registration statement relating to the Common Stock has been or is to be filed with the SEC under the Securities Act or pursuant to the securities laws of any state; (ii) the Common Stock cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the certificates representing the Shares will include a legend thereon that refers to the foregoing; and (iv) the Company has no obligation or intention to register the Common Stock under any federal or state securities act or law; except to the extent in each case that the terms of the Registration Rights Agreement shall otherwise provide.

                  (C) The Investor (i) is an "accredited investor" as defined in Rule 501 of the rules promulgated pursuant to the Securities Act; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Common Stock and to protect its own interest in connection with an investment in the Common Stock; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Common Stock to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Common Stock for an indefinite period of time.

                  (D) The acquisition of the Common Stock by the Investor at the Closing, as applicable, shall constitute Investor's confirmation of the foregoing representations.

         3.6 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. The Investor is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article III of this Agreement.





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                                   ARTICLE IV.
                      POST-CLOSING COVENANTS OF THE COMPANY

         4.1 POST-CLOSING COVENANTS. From the date hereof and for as long as the Investor continues to hold Common Stock, the Company covenants that it will make all SEC Filings required to be made pursuant to the Securities Act or the Exchange Act, or the rules promulgated thereunder. No investigation by the Investor or other information received by the Investor shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by the Company hereunder.

         4.2 INFORMATION REQUIREMENTS. As long as the Investor or an Affiliate of the Investor owns any of the Common Stock it acquires hereby, the Company covenants to the Investor that it will deliver to the Investor, contemporaneously with the filing, publication or distribution of such, copies of all SEC Filings, communications from the Company to its shareholders after the date of this Agreement. Nothing contained in this Article IV is intended to influence the general management or overall operations of the Company or any Subsidiary in a manner not permitted by applicable law and the provisions hereof shall automatically be reduced in compliance therewith.


                                   ARTICLE V.
                      POST-CLOSING COVENANTS OF THE PARTIES

         5.1 RESTRICTIONS ON TRANSFER. For a period of six months from the date hereof, the Investor will not sell, exchange or assign any of the Common Stock received pursuant to this Agreement. Thereafter, the Investor will have no further restrictions on its right to sell, exchange or otherwise transfer the Common Stock, except as provided by applicable law.

         5.2 AMENDMENT OF ALLIANCE AGREEMENTS. For purposes of Alliance Agreement I, the "Exclusivity Period" (as defined in the Alliance Agreement I) shall be deemed to have expired on September 9, 1999, and for purposes of the Alliance Agreement II, the "Exclusivity Period" (as defined in the Alliance Agreement II) shall be deemed to have expired on November 25, 2000. Effective as of November 25, 1998, all seismic operating activities pursuant to Alliance Agreement II ceased and neither Veritas nor the Company shall have any obligation to conduct any additional seismic operating activities under Alliance Agreement II. Any seismic processing agreements between BOG and Veritas or any Affiliates and all other agreements related to any of the payables described in
Article I shall be deemed to have been properly and timely paid in accordance with the terms of such agreements, provided that the Common Stock is properly issued to Veritas in accordance with the terms set forth herein. Veritas and its Affiliates and BOG shall enter into all amendments to the Alliance Agreement I and the Alliance Agreement II and any processing agreements which are necessary to cause BOG to receive credit for the payment of the payables described in
Article I in accordance with the terms hereof. In addition, the Company agrees that in the event that "Final Payout" (as defined in the Alliance Agreement I) does not occur under Alliance Agreement I, then to the extent allowed under the terms of BOG's currently existing agreements with Stephens Production Company and Vintage Petroleum, Inc., BOG shall provide Veritas with



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copies of all available permits, OB logs, survey notes, SEG P1 files, field tapes, any intermediate processing files (i.e., CDP Gathers), bin and survey maps, processing sequences, final stacked tapes and final migration tapes related to the seismic data acquired pursuant to Alliance Agreement I; provided, however, that Veritas shall pay for all reproduction costs incurred to provide such copies. In the event that "Final Payout" (as defined in the Alliance Agreement II) does not occur under Alliance Agreement II, BOG shall provide Veritas with copies of all available permits, OB logs, survey notes, SEG P1 files, field tapes, intermediate processing files (i.e., CDP Gathers), bin and survey maps, processing sequences, final stacked tapes and final migration tapes related to the seismic data acquired pursuant to Alliance Agreement II; provided, however, that Veritas shall pay for all reproduction costs incurred to provide such copies.

         5.3 FIRST RIGHT OF REFUSAL FOR SEISMIC ACQUISITION. From the date hereof until March 26, 2004, if BOG or any successor to substantially all of the assets of BOG receives a good-faith bid by a reputable unaffiliated service provider to provide it with seismic processing, operations or acquisition services, BOG or such successor will provide Veritas with the opportunity (which must be accepted, if at all, within ten (10) days after receipt by Veritas or any of its Affiliates of notice of the terms and conditions of the third-party offer) to offer to BOG or such successor, the same terms and conditions as are offered by such third party bid. In the event that the bid received by BOG or such successor includes a risk-sharing structure or any kind of investment in the 3-D seismic project by the service provided, Veritas also must match those terms in order to receive the contract.

         5.4 CERTAIN FILINGS. The parties hereto shall cooperate with one another

                           (A) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

                           (B) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals, or waivers.

         5.5 PUBLICITY. Except as otherwise required by law, the parties shall determine in advance, by mutual agreement and consent, the timing and content of any announcement, including press releases or other public statements concerning the transactions contemplated by this Agreement.

                                   ARTICLE VI.
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Investor, its Affiliates, and their directors, officers, employees, agents and counsel (collectively, the "Investor Indemnified Parties") from, and hold each of them harmless against, any and all actions, suits, losses, liabilities, claims and damages, and expenses in connection therewith, including reasonable counsel's fees and disbursements, whether foreseeable or unforeseeable ("Indemnified Liabilities") to which any of them may become subject arising from:

                           (A) exercise by the Investor or any Affiliate of their respective rights under this Agreement;

                           (B) proceedings brought against the Investor or any Affiliate in their capacity as shareholders in the Company; and

                           (C) breach by the Company of this Agreement, including without limitation any inaccuracy in any representation or warranty of the Company under this Agreement, the Schedules hereto, or any agreement, certificate or other document delivered or to be delivered by the Company pursuant hereto in any respect.

Notwithstanding the foregoing, the Company shall not be required to indemnify the Investor Indemnified Parties for Indemnified Liabilities arising from the Investor Indemnified Parties' intentional misconduct, gross negligence or breach of this Agreement.

         6.2 INDEMNIFICATION BY THE INVESTOR. The Investor shall indemnify the Company, its Affiliates, and its directors, officers, employees, agents and counsel (collectively, the ACompany Indemnified Parties@) from, and hold each of them harmless against Indemnified Liabilities to which any of them may become subject arising in connection with this Agreement, the transactions contemplated hereby, and any action, omission to act, occurrence or condition in connection herewith, including Indemnified Liabilities that arise out of or relate to any:

                           (A) breach by the Investor of this Agreement, including without limitation any inaccuracy in any representation or warranty of the Investor under this Agreement, the Schedules hereto, or any agreement, certificate or other document delivered or to be delivered by the Investor pursuant hereto in any respect, whether or not the Company Indemnified Party relied thereon or had Knowledge thereof and without regard to any qualifications contained in such representations and warranties limiting such representations and warranties (a) to matters within the Knowledge of the Investor, or (b) as to materiality; and

                           (B) breach or nonfulfillment of any covenant, agreement or other obligation of the Investor under this Agreement or any agreement or document delivered pursuant hereto.

         6.3 LIMITATION OF LIABILITY. No indemnification shall be required to be made by the Company or the Investor pursuant to this Article VI with respect to any Indemnified Liabilities unless and until the aggregate amount of Indemnified Liabilities incurred by the Investor Indemnified Parties or the Company Indemnified Parties, respectively (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date), exceeds $5,000; provided, however that once such amount exceeds $5,000, the Investor Indemnified Parties or the Company Indemnified Parties, as applicable, shall be entitled to recover all amounts to which they are entitled, including such initial $5,000.

         6.4 NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. If any Proceeding shall be brought or asserted under this Article VI against a party claiming indemnification under this Agreement (for purposes of this Section 6.4, an "Indemnified Party") in respect of which indemnity may be sought under this Article from the party from whom indemnification is sought (for purposes of this Section 6.4, an "Indemnifying Party"), the Indemnified Party shall give prompt written notice of such Proceeding to the Indemnifying Party who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Party be required to make any expenditure or bring any cause of action to enforce the Indemnifying Party's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Party's obligations under this Article. The Indemnified Party shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Party's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify the Indemnifying Party's obligations under this Article. In the event that the Indemnifying Party, within five days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof. Anything in this Article VI to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Party. The Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Proceeding.

         6.5 PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting agreement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         6.6 STOCK LEGENDS. All stock certificates representing Registerable Shares issued pursuant to the provisions of this Agreement shall bear a legend stating that such shares are subject to the provisions of this Agreement.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1 EXPENSES. Whether or not the purchase of the Common Stock herein contemplated is consummated, all costs and expenses incurred by Investor in connection with this Agreement and the transactions contemplated hereby (including but not limited to attorneys and brokerage fees and expenses) shall be paid by Investor and all such costs and expenses incurred by the Company shall be paid by the Company.

         7.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

         7.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Investor, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Investor, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.3.

         7.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) mailed by registered or certified mail (return receipt requested), whereupon notice shall be deemed given three days after mailing, or (iii) sent by telecopy with confirmation, to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         If to the Company:    Brigham Exploration Company
                               6300 Bridge Point Parkway,
                               Bldg. 2, Suite 500
                               Austin, Texas 78730
                               Attn: President
                               Telecopy Number:  (512) 427-3400
         with a copy to:   Joe Dannenmaier
                               Thompson & Knight
                               1700 Pacific Avenue, Suite 3300
                               Dallas, Texas 75201
                               Telecopy Number: (214) 969-1751

                               and

                               Brigham Exploration Company
                               6300 Bridge Point Parkway,
                               Bldg. 2, Suite 500
                               Austin, Texas 78730
                               Attn: General Counsel
                               Telecopy Number: (512) 427-3400

         If to the Investor:   Veritas DGC Land, Inc.
                               3701 Kirby Drive, Suite 932
                               Houston, Texas 77098-3982
                               Attn: Deanna L. M. Goodwin
                               Telecopy Number: (713) 512-8729

         with a copy to:   Locke Liddell & Sapp LLP
                               2600 Texas Commerce Tower
                               600 Travis
                               Houston, Texas 77002
                               Attn: Mr. H. William Swanstrom
                               Telecopy number: (713) 223-3717

                               and

                               Veritas DGC, Inc.
                               3701 Kirby Drive, Suite 1112
                               Houston, Texas 77098
                               Attn: Larry L. Worden
                               Telecopy number: (713) 512-8701

         7.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of the Investor. No permitted assignment shall relieve the assigning party of any of its obligations hereunder.

         7.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         7.7 DISPUTE RESOLUTION.

                           (A) If a dispute arises between the parties hereto regarding any issue that relates to this Agreement, the parties agree that their respective representatives shall meet and consult in good faith in an attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiative of arbitration proceedings under the Commercial Arbitration Rules of the American Arbitration Association.

                           (B) In the event the parties are unable to resolve their differences, such dispute shall be submitted to arbitration. Arbitration shall be conducted in Houston, Texas, under the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration proceedings shall be conducted before a panel of three (3) members of the State Bar of Texas in which the arbitration is conducted, actively engaged in commercial transactions. The parties agree that discovery shall be limited and shall be handled expeditiously. Discovery proceedings available in litigation before the courts shall not apply in an arbitration conducted pursuant to this Agreement. However, each party shall produce relevant and non-privileged documents or copies thereof requested by the other party within the time limits set and to the extent required by order of the arbitrators. All disputes regarding discovery shall be promptly resolved by the arbitrators. Strict rules of evidence shall not apply in such arbitration. The parties may offer such evidence as they desire and the arbitrators shall accept such evidence as the arbitrators deems relevant to the issues and accord it such weight as the arbitrators deem appropriate. In rendering the award, the arbitrators shall determine the respective rights and obligations of the parties according to the laws of the State of Texas. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrator all of the prevailing party's costs and fees. "Costs and fees" shall include the reasonable pre-award expenses of the arbitration, including arbitrator's fees, administrative fees, witness fees and attorney's fees. The parties and arbitrators shall treat all aspects of the arbitration proceedings, including without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential. The arbitrators' decision may include any remedy contemplated by this Agreement.

                           (C) It is the intent of the parties that, excepting extraordinary circumstances, any arbitration shall be concluded within four (4) months of the date arbitration is commenced. The parties may, upon agreement, extend the time limits or the arbitrators may determine that such an extension is necessary in the interest of justice.

                           (D) The arbitrators will use their best efforts to issue a final award within forty-five (45) days after closure of the proceedings. The arbitration award shall be in writing and specify the factual and legal basis for the award.

                           (E) Either party may appeal the arbitrators' award to an appellate arbitrator by filing with the AAA within twenty (20) days after transmittal of the award, a written brief, not to exceed twenty
         (20) pages stating the reason(s) why the arbitrators' decision should be reversed or modified. The opposing party shall file with the AAA and serve on the appealing party within twenty (20) days of receiving the appeal brief, and opposition brief not to exceed twenty (20) pages. The appellate arbitrator shall be appointed directly by the AAA without submission of a list by the parties, and shall be a retired judge of a court of record of the State in which the arbitration is conducted.

                           (F) If no appeal is filed, the arbitrators' decision shall be final and binding upon the parties. If an appeal is filed, the decision of the appellate arbitrator's decision shall be final and binding upon the parties. Judgment upon the award of the arbitrators, if no appeal was made, or upon the decision of the appellate arbitrator, if an appeal was filed, may be ordered and enforced by a court of competent Jurisdiction.

         7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.9 NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, other than wholly-owned subsidiaries of the Parties hereto, which shall be considered third party beneficiaries hereof.

         7.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         7.11 ENTIRE AGREEMENT. This Agreement, including the documents, instruments and agreements referred to herein, and the agreements and documents executed contemporaneously herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement does not supersede the Confidentiality Agreement between the Parties dated February 15, 1999.

         7.12 ATTORNEYS' FEES. In the event any party hereto institutes a lawsuit against any other party hereto for a claim arising out of or to specifically enforce this Agreement, the losing party shall pay the reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit.

         7.13 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request, for the purpose of carrying out the intent of this Agreement and the documents referred herein.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                                     BRIGHAM EXPLORATION COMPANY

                                     By: /s/ David T. Brigham
                                        ----------------------------------------
                                     Name: David T. Brigham
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------

                                     VERITAS DGC LAND, INC.

                                     By: /s/ Deanna Goodwin
                                        ----------------------------------------
                                     Name: Deanna Goodwin
                                          --------------------------------------
                                     Title: Vice President Finance
                                           -------------------------------------

Appendix A - Definitions


Schedule 1.1 -  Extinguished Liabilities
Schedule 2.4 -  Draft Annual Report on Form 10-K for fiscal year ended December
                31, 1998
Schedule 2.9 -  Absence of Certain Changes

                                   APPENDIX A
                                   DEFINITIONS

        For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Where a defined term in this Agreement derives its meaning from a statutory reference, for the purposes of this Agreement any regulatory definition promulgated pursuant to the applicable statute shall be deemed to be applicable to the extent its definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it. Any specific references to a law shall include any amendments to it promulgated from time to time.

        "Affiliate" means, with respect to a specified Person, (a) any Entity of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of ten percent (10%) or more of any class of equity security thereof or other financial interest therein; (b) if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any Entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of ten percent (10%) or more of any class of equity security thereof or other financial interest therein; (c) if such Person is an Entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect Beneficial Owner of ten percent (10%) or more of any class of equity security of, or other financial interest in, such Entity; or (d) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, "executive officer" means the president, any vice president in charge of a principal business unit, division or function such as sales, administration, research and development, or finance, and any other officer, employee or other Person who performs a policy making function or has the same duties as those of a president or vice president. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When used without reference to a particular Person, "Affiliate" means an Affiliate of the Company or the Shareholders.

        "Agreement" means this Exchange Agreement, including the schedules and exhibits attached hereto, which are hereby incorporated herein

        "Alliance Agreement I" means that certain Anadarko Basin Seismic Operation Agreement, dated February 15, 1996, by and between BOG and Veritas predecessor, as amended.

        "Alliance Agreement II" means that certain Anadarko Basin Seismic Operation Agreement, dated April 1, 1997, by and between BOG and VERITAS' predecessor, as amended.

        "BOG" means Brigham Oil & Gas, L.P.



                                  Appendix A-1

        "Best Efforts" means those efforts which a prudent individual desirous of achieving a result would exert in similar circumstances to ensure that such result is achieved as expeditiously as possible.

        "Closing " shall have the meaning set forth in Section 1.2.

        "Closing Date" means the date and time as of which the Closing actually takes place.

         "Common Stock" means any class or series of the common stock, $.01 per share par value, of the Company.

        "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on or condition to the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute or contract.

        "Entity" means any Company (including any non-profit Company), general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted United States accounting principles, consistently applied. As applied to the Company, GAAP means those accounting principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the Company furnished to the Purchaser, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and cash flows, of the Company.

        "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.




                                  Appendix A-2

        "Governmental Authorization" means any permit, license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

        "Legal Requirement" means any law, statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority.

        "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

        "Material Adverse Effect" means any material adverse change in the condition (financial or otherwise), business, operations, properties, prospects, assets or Liabilities of the Company or any Subsidiaries considered as a whole (whether or not covered by insurance).

        "Order" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

        "Organizational Documents" means, with respect to a Company, the certificate of incorporation, articles of incorporation and bylaws of such Company; with respect to a general partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited partnership, the limited partnership agreement and the certificate of limited partnership of such limited partnership; with respect to a trust, the instrument establishing such trust; and with respect to any other Entity, any charter document or other document executed, adopted, approved, ratified or filed in connection with the formation, creation, constitution or organization of such Entity, in each case including any and all amendments or modifications thereof.

        "Person" means any individual, Entity or Governmental Authority.

        "Proceeding" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation, challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

        "Public Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.




                                  Appendix A-3

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Subsidiary" means, with respect to any Person, any Company, partnership, joint venture, joint stock association, business trust or other Entity which is, directly or indirectly, owned or controlled by another Person or any other Person which is itself a Subsidiary within the meaning of this definition, including, without limitation, all Persons the majority of the Capital Stock or voting stock of which is directly or indirectly owned by the Company.

        "Threatened" - A Proceeding, dispute or other matter shall be deemed to have been "threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent Person to conclude that such a Proceeding, dispute or other matter might be asserted, commenced, taken or otherwise pursued in the future; provided, however, when used in the context of "threatened releases", each term shall have the meaning ascribed to it under Environmental Laws.

        Terms which are defined in the body of this Agreement shall have the meanings specified therein.





                                  Appendix A-4